Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into effective as of November 20, 2006, (“Effective Date”), by and between Alvin McCurdy (“Employee”), and Natural Alternatives International, Inc., a Delaware corporation (“Company”). Company and Employee may be referred to collectively as the “Parties.”

RECITALS

A. Company wishes to retain the services of Employee as Vice President of Operations, but only on the terms and subject to the conditions set forth in this Agreement.

B. Employee desires to enter into the employ of Company and is willing to do so on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and intending to be legally bound, the Parties agree as follows:

AGREEMENT

1. Employment. Employee accepts the offer of Company for employment as Company’s Vice President of Operations beginning November 20, 2006. Employee’s employment will be at-will and may be terminated by either Employee or Company at any time for any reason or no reason, with or without Cause (defined below), upon written notice to the other or without any notice upon the death of Employee. The at-will status of the employment relationship may not be modified except by an agreement in writing signed by the President or Chief Executive Officer of the Company and Employee, the terms of which were approved in advance in writing by Company’s Board of Directors.

2. Employee Handbook. Employee and Company understand and agree nothing in Company’s Employee Handbook is intended to be and nothing in it should be construed to be a limitation of Company’s right to terminate, transfer, demote, suspend and administer discipline at any time for any reason. Employee and Company understand and agree nothing in Company’s Employee Handbook is intended to and nothing in such Handbook should be construed to create an implied or express contract of employment contrary to this Agreement.

3. Position and Responsibilities.

a. During Employee’s employment with Company, Employee shall have such responsibilities, duties and authority as Company, through its Board of Directors, may from time to time assign to Employee and that are normal and customary duties of a Vice President of Operations of a publicly held corporation. Employee shall perform any other duties reasonably required by Company and, if requested by Company, shall serve as a director and/or as an additional officer of Company or any subsidiary or affiliate of Company without additional compensation.

b. Employee, in Employee’s capacity as Vice President of Operations for Company, shall diligently and to the best of Employee’s ability perform all duties that such position entails. Employee shall devote such time, energy, skill and effort to the performance of Employee’s duties hereunder as may be fairly and reasonably necessary to faithfully and diligently further the business and interests of Company and its subsidiaries. Employee agrees not to engage in any other business activity that would materially interfere with the performance of Employee’s duties under this Agreement. Employee represents to Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered under it.

c. Employee shall render Employee’s service at Company’s offices in the County of San Diego, California or such other location as is mutually agreed upon by Company and Employee. It is understood, however, and agreed that Employee’s duties may from time to time require travel to other locations including other offices of Company and its subsidiaries both within and outside the United States.

4. Compensation.

a. Salary. During the term of Employee’s employment, Company agrees to pay Employee a base salary of Two Hundred Ten Thousand Dollars ($210,000) per year payable no less frequently than monthly in accordance with Company’s general payroll practices. For the first year of employment, the base salary will be prorated from the start date of employment. The amount of Employee’s base salary as set forth in this Section 4(a) may be adjusted from time to time by an agreement in writing signed by the President or Chief Executive Officer of Company and Employee, the terms of which were approved in advance in writing by Company’s Board of Directors.

b. Periodic Overnight Lodging and Commuting Expenses. Employee shall be entitled to receive reimbursement for costs associated with periodic, local overnight lodging expenses arising out of Company business and up to Two Hundred Fifty Dollars ($250) per month for costs associated with Employee’s commute from his current residence.

c. Additional Benefits. During Employee’s employment with Company, in addition to the other compensation and benefits set forth in this Agreement, Employee shall be entitled to receive and/or participate in such other benefits of employment generally available to Company’s other corporate officers when and as Employee becomes eligible for them. Company reserves the right to modify, suspend or discontinue any and all benefit plans, policies and practices at any time without notice to or recourse by Employee so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

d. No Other Compensation. Employee acknowledges and agrees that except as expressly provided in this Agreement and as set forth in Company’s Employee Handbook or any other written compensation arrangement approved by Company’s Board of Directors, Employee is not entitled to any other compensation or benefits from Company.

e. Withholdings. All compensation under this Agreement shall be paid less withholdings required by federal and state law and less deductions agreed to by Company and Employee.

5. Termination.

a. Due to Death. Employee’s employment with Company shall terminate automatically in the event of Employee’s death. Company shall have no obligation to Employee or Employee’s estate for base salary or any other form of compensation or benefit other than amounts accrued through the date of Employee’s death except as otherwise required by law or pursuant to a specific written policy, agreement or benefit plan of Company.

b. Without Cause, Severance Benefit. In the event Employee is terminated by Company without Cause and not as a result of death, upon Employee’s delivery to Company of an executed general release in a form substantially similar to that set forth in Attachment #3 attached to this Agreement (“Release”), Employee shall be entitled to receive a severance benefit, including standard employee benefits available to Company’s other corporate officers, in an amount equal to three (3) months compensation. If Employee does not execute and deliver the Release, Employee shall only be entitled to receive a severance benefit in an amount equal to one (1) months compensation. One half of any severance benefit owing under this Agreement shall be paid within ten (10) days of termination and the balance shall be payable no less frequently than monthly in accordance with Company’s general payroll practices over the applicable severance period of one (1) month or three (3) months.

c. With Cause, No Severance Benefit. Company may terminate Employee for Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following events: (i) Employee’s commission of any fraud against Company; (ii) Employee’s intentional appropriation for Employee’s personal use or benefit the funds of Company not authorized in writing by the Board of Directors; (iii) Employee’s conviction of any crime involving moral turpitude; (iv) Employee’s conviction of a violation of any state or federal law that could result in a material adverse impact upon the business of Company; (v) Employee engaging in any other professional employment or consulting or directly or indirectly participating in or assisting any business that is a current or potential supplier, customer or competitor of Company without prior written approval from Company’s Board of Directors; (vi) Employee’s failure to comply with Company’s written policy on acceptance of gifts and gratuities as in effect from time to time; or (vii) when Employee has been disabled and is unable to perform the essential functions of the position for any reason notwithstanding reasonable accommodation and has received from Company compensation in an amount equivalent to Employee’s severance benefit payment. No severance benefit shall be due to Employee if Employee is terminated for Cause, including if Employee is terminated for Cause upon or after a Change in Control (defined below), except in the event of disability as set forth above.

d. Resignation or Retirement, No Severance Benefit. This Agreement shall be terminated upon Employee’s voluntary retirement or resignation. No severance benefit shall be due to Employee if Employee resigns or retires from employment for any reason or at any time including upon or after a Change in Control.

e. Payment Through Date of Termination. Except as otherwise set forth in this Agreement, upon termination of this Agreement for any reason, Employee shall be entitled to receive any unpaid compensation earned through the effective date of termination. If this Agreement is terminated for any reason before year-end bonus or other compensation becoming payable to Employee, then such bonus and other compensation shall be forfeited in full by Employee.

6. Termination Obligations.

a. Return of Company Property. Upon termination of this Agreement and cessation of Employee’s employment, Employee agrees to return all Company Property (as such term is defined in Attachment #2 to this Agreement) to Company promptly, but in no event later than two (2) business days following termination of employment.

b. Termination of Benefits. All benefits to which Employee is otherwise entitled shall cease upon Employee’s termination unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Company.

c. Termination of Other Positions. Upon termination of Employee’s employment with Company, Employee shall be deemed to have resigned from all other offices and directorships then held with Company or its subsidiaries unless otherwise expressly agreed in a writing signed by the Parties.

d. Employee Cooperation. Following termination of Employee’s employment, Employee shall cooperate fully with Company in all matters including but not limited to advising Company of all pending work on behalf of Company and the orderly transfer of work to other employees or representatives of Company. Employee shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Employee’s acts or omissions while employed by Company.

e. Survival of Obligations. Employee’s obligations under this Section 6 shall survive the termination of employment and the termination of this Agreement.

7. Change in Control. In the event of any Change in Control, the following provisions will apply.

a. Any of the following shall constitute a “Change in Control” for the purposes of this Agreement:

(i) The consummation of a merger or consolidation of Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of Company’s assets;

(iii) A change in the composition of Company’s Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved, or

(iv) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), directly or indirectly, of securities of Company representing at least 20% of the total voting power represented by Company’s then outstanding voting securities. For this purpose, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of Company or of a parent or subsidiary of Company and (ii) a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of the common stock of Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Company’s securities immediately before such transaction.

b. In the event of a Change in Control, this Agreement shall continue in effect unless terminated by Employee or Company.

c. If Employee is terminated without Cause following a Change in Control by Company and/or the surviving or resulting corporation, upon Employee’s delivery to Company of an executed Release, Employee shall be entitled to receive as severance pay or liquidated damages, or both, a lump sum payment (“Change in Control Severance Payment”) in an amount equal to one (1) year’s compensation or such greater amount as the Board of Directors determines from time to time pursuant to terms which may not be revoked or reduced thereafter. If Employee does not execute and deliver the Release, Employee shall only be entitled to receive a Change in Control Severance Payment in an amount equal to one (1) months compensation.

d. Any Change in Control Severance Payment shall be made not later than the fifteenth (15th) day following the effective date of Employee’s termination without Cause in connection with a Change in Control; provided, however, that if the amount of such payment cannot be finally determined on or before such date, Company shall pay to Employee on such date a good faith estimate of the minimum amount of such payment, and shall pay the remainder of such payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (“Code”)), as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the applicable termination date. If the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Company to Employee payable on the fifteenth (15th) day after receipt by Employee of a written demand for payment from Company (together with interest calculated as set forth above). The total of any payment pursuant to this Section 7 shall be limited to the extent necessary, in the opinion of legal counsel acceptable to Employee and Company, to avoid the payment of an “excess parachute” payment within the meaning of Section 280G of the Code or any similar successor provision.

e. In the event of termination of Employee’s employment under Section 7(c), and provided Employee delivers to Company an executed Release, Company shall cause each then-outstanding stock option granted by Company to Employee as of the date of termination to become fully exercisable and to remain exercisable for the term of the option.

8. Arbitration. Employee and Company agree to the Mutual Agreement to Mediate and Arbitrate Claims attached to and incorporated into this Agreement as Attachment #1. Employee’s obligations under this Section 8 and the terms of the Mutual Agreement to Mediate and Arbitrate Claims shall survive the termination of employment and the termination of this Agreement.

9. Confidential Information and Inventions. Employee and Company agree to the Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete attached to and incorporated into this Agreement as Attachment #2. Employee’s obligations under this Section 9 and the terms of the Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete shall survive the termination of employment and the termination of this Agreement.

10. Competitive Activity. Employee covenants, warrants and represents that during the period of Employee’s employment with Company, Employee shall not engage anywhere, directly or indirectly (as a principal, shareholder, partner, director, manager, member, officer, agent, employee, consultant or otherwise), or be financially interested in any business that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by Company or any business that is a current or potential supplier, customer or competitor of Company without prior written approval from Company’s Board of Directors. Notwithstanding the foregoing, Employee may invest in and hold up to one percent (1%) of the outstanding voting stock of a publicly held company that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by Company or any business that is a current or potential supplier, customer or competitor of Company without the prior written approval of Company’s Board of Directors; provided, however, that if such publicly held company is a current or potential supplier, customer or competitor of Company, Employee shall advise the President of Company in writing of Employee’s investment in such company as soon as reasonably practicable.

11. Employee Conduct. Employee covenants, warrants and represents that during the period of Employee’s employment with Company, Employee shall at all times comply with Company’s written policy as in effect from time to time on the acceptance of gifts and gratuities from customers, vendors, suppliers or other persons doing business with Company. Employee represents and understands that acceptance or encouragement of any gift or gratuity not in compliance with such policy may create a perceived financial obligation and/or conflict of interest for Company and shall not be permitted as a means to influence business decisions, transactions or service. In this situation, as in all other areas of employment, Employee is expected to conduct himself or herself using the highest ethical standard.

12. Miscellaneous Provisions.

a. Entire Agreement. This Agreement and any attachments and/or exhibits contains the entire agreement between the Parties. It supersedes all other agreements either oral or in writing between the Parties with respect to Employee’s employment by Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party that are not embodied in this Agreement and acknowledges that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. To the extent the practices, policies or procedures of Company now or in the future are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

b. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

c. Severability. Should any part or provision of this Agreement be held by a court of competent jurisdiction to be illegal, unenforceable, invalid or void, the remaining provisions of this Agreement shall continue in full force and effect and the validity of the remaining provisions shall not be affected by such holding.

d. Attorneys’ Fees. Except as set forth in the Mutual Agreement to Mediate and Arbitrate Claims incorporated as Attachment #1, should any party institute any action, arbitration or proceeding to enforce, interpret or apply any provision of this Agreement, the Parties agree the prevailing party shall be entitled to reimbursement by the non-prevailing party of all recoverable costs and expenses, including but not limited to reasonable attorneys’ fees.

e. Interpretation. This Agreement shall be construed as a whole according to its fair meaning and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. The headings and captions contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement and shall not be used in the construction or interpretation of this Agreement.

f. Amendment; Waiver. This Agreement may not be modified or amended by oral agreement or course of conduct, but only by an agreement in writing signed by the President or Chief Executive Officer of Company and Employee, the terms of which were approved in advance in writing by Company’s Board of Directors. The failure of either party at any time to require the performance by the other party of any provision in this Agreement or its incorporated attachments shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision be taken or held to be a waiver of any succeeding breach of such provision or waiver of the provision itself or a waiver of any other provision of this Agreement.

g. Assignment. This Agreement is binding on and is for the benefit of the Parties and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by Company (except to an affiliate of Company or to a person as defined in this Agreement in accordance with a Change in Control) or by Employee.

h. No Restrictions; No Violation. Employee represents and warrants that: (i) Employee is not a party to any agreement that would restrict or prohibit Employee from entering into this Agreement or performing fully Employee’s obligations hereunder; and (ii) the execution by Employee of this Agreement and the performance by Employee of Employee’s obligations and duties pursuant to this Agreement will not result in any breach of any other agreement to which Employee is a party.

i. Counterparts. This Agreement may be executed in counterparts each of which will be deemed an original copy of this Agreement and all of which when taken together will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

j. Legal Representation; Independent Counsel. The law firm of Fisher Thurber LLP has prepared this Agreement on behalf of Company based on its instructions. Fisher Thurber LLP does not represent any other party to this Agreement. In executing this Agreement, Employee represents that Employee has neither requested nor been given legal advice or counsel by Fisher Thurber LLP or any of its attorneys. Employee is aware of Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that Fisher Thurber LLP has recommended Employee retain Employee’s own counsel for such purpose. Employee further acknowledges that Employee (i) has read and understands this Agreement and its exhibits and attachments; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

EMPLOYEE

/s/ Alvin McCurdy
Alvin McCurdy

COMPANY

Natural Alternatives International, Inc., a Delaware corporation

By:	/s/ Randell Weaver
Randell Weaver, President

ATTACHMENT #1

MUTUAL AGREEMENT TO MEDIATE AND ARBITRATE CLAIMS

This Mutual Agreement to Mediate and Arbitrate Claims (“Agreement”) is made and entered into effective as of November 20, 2006, (“Effective Date”), by and between Alvin McCurdy (“Employee”), and Natural Alternatives International, Inc., a Delaware corporation (“Company”).

In consideration of and as a condition of Employee’s prospective employment relationship with Company, Employee’s employment rights under Employee’s Employment Agreement, Employee’s participation in Company’s benefit programs (when and if eligible), Employee’s access to and receipt of confidential information of Company, and other good and valuable consideration, all of which Employee considers to have been negotiated at arm’s length, Employee and Company agree to the following:

1. Claims Covered by this Agreement.

a. To the fullest extent permitted by law, all claims and disputes between Employee (and Employee’s successors and assigns) and Company relating in any manner whatsoever to the employment or termination of Employee, including without limitation all claims and disputes arising under this Agreement or that certain Employment Agreement entered into by and between Company and Employee on equal date hereof, as may be amended from time to time (“Employment Agreement”), shall be resolved by mediation and arbitration as set forth herein. All persons and entities specified in the preceding sentence (other than Company and Employee) shall be considered third-party beneficiaries of the rights and obligations created by this Agreement. Claims and disputes covered by this Agreement include without limitation those arising under:

(i) Any federal, state or local laws, regulations or statutes prohibiting employment discrimination (including, without limitation, discrimination relating to race, sex, national origin, age, disability, religion, or sexual orientation) and harassment;

(ii) Any alleged or actual agreement or covenant (oral, written or implied) between Employee and Company;

(iii) Any Company policy, compensation, wage or related claim or benefit plan, unless the decision in question was made by an entity other than Company;

(iv) Any public policy; and

(v) Any other claim for personal, emotional, physical or economic injury.

b. The only disputes between Employee and Company that are not included within this Agreement are:

(i) Any claim by Employee for workers’ compensation or unemployment compensation benefits; and

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(ii) Any claim by Employee for benefits under a Company plan that provides for its own arbitration procedure.

2. Mandatory Mediation of Claims and Disputes.

a. If any claim or dispute covered under this Agreement cannot be resolved by negotiation between the parties, the following mediation and arbitration procedures shall be invoked. Before invoking the binding arbitration procedure set forth below, Company and Employee shall first participate in mandatory mediation of any dispute or claim covered under this Agreement.

b. The claim or dispute shall be submitted to mediation before a mediator of the Judicial Arbitration and Mediation Service (“JAMS”), a mutually agreed to alternative dispute resolution (“ADR”) organization. The mediation shall be conducted at a mutually agreeable location, or if a location cannot be agreed to by the parties, at a location chosen by the mediator. The administrator of the ADR organization shall select three (3) mediators. From the three (3) chosen, each party shall strike one and the remaining mediator shall preside over the mediation. The cost of the mediation shall be borne by Company.

c. At least ten (10) business days before the date of the mediation, each side shall provide the mediator with a statement of its position and copies of all supporting documents. Each party shall send to the mediation a person who has authority to bind the party. If a subsequent dispute will involve third parties, such as insurers, they shall also be asked to participate in the mediation.

d. If a party has participated in the mediation and is dissatisfied with the outcome, that party may invoke the arbitration procedure set forth below.

3. Binding Arbitration of Claims and Disputes.

a. If Company and Employee are unable to resolve a dispute or claim covered under this Agreement through mediation, they shall submit any such dispute or claim to binding arbitration, in accordance with California Code of Civil Procedure §§1280 through 1294.2. Either party may enforce the award of the arbitrator under Code of Civil Procedure §1285 by any competent court of law. Employee and Company understand that they are waiving their rights to a jury trial.

b. The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim and proposing the name of an arbitrator from JAMS, the mutually agreed to ADR organization. The responding party shall have ten (10) business days in which to respond to this demand in a written answer. If this response is not timely made, or if the responding party agrees with the person proposed as the arbitrator, then the person named by the demanding party shall serve as the arbitrator. If the responding party submits a written answer rejecting the proposed arbitrator then, on the request of either party, JAMS shall appoint an arbitrator other than the mediator. Employee and Company agree to apply American Arbitration Association (“AAA”) rules for the resolution of employment disputes to the arbitration even though the ADR is one other than AAA. No one who has ever had any business, financial, family, or social relationship with any party to this Agreement shall serve as an arbitrator unless the related party informs the other party of the relationship and the other party consents in writing to the use of that arbitrator.

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c. The arbitration shall take place in the greater San Diego, California area, at a time and place selected by the arbitrator. A pre-arbitration hearing shall be held within ten (10) business days after the arbitrator’s selection. The arbitration shall be held within sixty (60) calendar days after the pre-arbitration hearing. The arbitrator shall establish all discovery and other deadlines necessary to accomplish this goal.

d. Each party shall be entitled to discovery of essential documents and witnesses, as determined by the arbitrator in accordance with the then-applicable rules of discovery for the resolution of employment disputes and the time frame set forth in this Agreement. The arbitrator may resolve any disputes over any discovery matters as they would be resolved in civil litigation.

e. The arbitrator shall have the following powers:

(i) to issue subpoenas for the attendance of witnesses and subpoenas duces tecum for the production of books, records, documents, and other evidence;

(ii) to order depositions to be used as evidence;

(iii) subject to the limitations on discovery enumerated above, to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court;

(iv) to conduct a hearing on the arbitrable issues; and

(v) to administer oaths to parties and witnesses.

f. Within fifteen (15 days) after completion of the arbitration, the arbitrator shall submit a tentative decision in writing, specifying the reasoning for the decision and any calculations necessary to explain the award. Each party shall have fifteen (15) days in which to submit written comments to the tentative decision. Within ten (10) days after the deadline for written comments, the arbitrator shall announce the final award.

g. Company shall pay the arbitrator’s expenses and fees, all meeting room charges, and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Unless otherwise ordered by the arbitrator, each party shall pay its own attorneys’ fees and witness fees, and other expenses incurred by the party for such party’s own benefit and not required to be paid by Company pursuant to the terms hereof. Regardless of any statute, procedure, rule or law, the prevailing party in arbitration shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees incurred as a result of arbitration.

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4. Miscellaneous Provisions.

a. For purposes hereof, the term “Company” shall also include all related entities, affiliates and subsidiaries, all officers, employees, directors, agents, stockholders, partners, managers, members, benefit plan sponsors, fiduciaries, administrators or affiliates of any of the above, and all successors and assigns of any of the above.

b. If either party pursues a covered claim against the other by any action, method or legal proceeding other than mediation or arbitration as provided herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorneys’ fees related to such other action or proceeding.

c. This is the complete agreement of the parties on the subject of mediation and the arbitration of disputes and claims covered hereunder. This Agreement supersedes any prior or contemporaneous oral, written or implied understanding on the subject, shall survive the termination of Employee’s employment and can only be revoked or modified by a written agreement signed by Employee and the President or Chief Executive Officer of Company, the terms of which were approved in advance in writing by Company’s Board of Directors and which specifically state an intent to revoke or modify this Agreement. If any provision of this Agreement is adjudicated to be void or otherwise unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement, which shall remain in full force and effect.

d. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

e. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. The headings and captions contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement and shall not be used in the construction or interpretation of this Agreement.

f. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or waiver of the provision itself or a waiver of any other provision of this Agreement.

g. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

h. Employee’s and Company’s obligations under this Agreement shall survive the termination of Employee’s employment and the termination of the Employment Agreement.

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i. The law firm of Fisher Thurber LLP has prepared this Agreement on behalf of Company based on Company’s instructions. Fisher Thurber LLP does not represent any other party to this Agreement. In executing this Agreement, Employee represents that Employee has neither requested nor been given legal advice or counsel by Fisher Thurber LLP or any of its attorneys. Employee is aware of Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that Fisher Thurber LLP has recommended that Employee retain Employee’s own counsel for such purpose. Employee further acknowledges that Employee (i) has read and understands this Agreement; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EMPLOYEE

/s/ Alvin McCurdy
Alvin McCurdy

COMPANY

Natural Alternatives International, Inc., a Delaware corporation

By:	/s/ Randell Weaver
Randell Weaver, President

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ATTACHMENT #2

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT,

COVENANT OF EXCLUSIVITY AND COVENANT NOT TO COMPETE

This Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete (“Agreement”) is made by Alvin McCurdy (“Employee” or “I,” “me” or “my”), and accepted and agreed to by Natural Alternatives International, Inc., a Delaware corporation (“Company”), as of November, 20, 2006 (“Effective Date”).

In consideration of and as a condition of my prospective employment relationship with Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or affiliates of Company, where “affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Company), my employment rights under my Employment Agreement with Company, my access to and receipt of confidential information of Company, and other good and valuable consideration, I agree to the following, and I agree the following shall be in addition to the terms and conditions of any Confidential Information and Invention Assignment Agreement executed by employees of Company generally, and which I may execute in addition hereto:

1. Inventions.

a. Disclosure. I will disclose promptly in writing to the appropriate officer or other representative of Company, any idea, invention, work of authorship, design, formula, pattern, compilation, program, device, method, technique, process, improvement, development or discovery, whether or not patentable or copyrightable or entitled to legal protection as a trade secret, trademark service mark, trade name or otherwise (“Invention”), that I may conceive, make, develop, reduce to practice or work on, in whole or in part, solely or jointly with others (“Invent”), during the period of my employment with Company.

i. The disclosure required by this Section 1(a) applies to each and every Invention that I Invent (1) whether during my regular hours of employment or during my time away from work, (2) whether or not the Invention was made at the suggestion of Company, and (3) whether or not the Invention was reduced to or embodied in writing, electronic media or tangible form.

ii. The disclosure required by this Section 1(a) also applies to any Invention which may relate at the time of conception or reduction to practice of the Invention to Company’s business or actual or demonstrably anticipated research or development of Company, and to any Invention which results from any work performed by me for Company.

iii. The disclosure required by this Section 1(a) shall be received in confidence by Company within the meaning of and to the extent required by California Labor Code §2871, the provisions of which are set forth on Exhibit A attached hereto.

iv. To facilitate the complete and accurate disclosures described above, I shall maintain complete written records of all Inventions and all work, study and investigation done by me during my employment, which records shall be Company’s property.

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v. I agree that during my employment I shall have a continuing obligation to supplement the disclosure required by this Section 1(a) on a monthly basis if I Invent an Invention during the period of employment. In order to facilitate the same, Company and I shall periodically review every six months the written records of all Inventions as outlined in this Section 1(a) to determine whether any particular Invention is in fact related to Company business.

b. Assignment. I hereby assign to Company without royalty or any other further consideration my entire right, title and interest in and to each and every Invention I am required to disclose under Section 1(a) other than an Invention that (i) I have or shall have developed entirely on my own time without using Company’s equipment, supplies, facilities or trade secret information, (ii) does not relate at the time of conception or reduction to practice of the Invention to Company’s business, or actual or demonstrably anticipated research or development of Company, and (iii) does not result from any work performed by me for Company. I acknowledge that Company has notified me that the assignment provided for in this Section l(b) does not apply to any Invention to which the assignment may not lawfully apply under the provisions of Section §2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A. I shall bear the full burden of proving to Company that an Invention qualifies fully under Section §2870.

c. Additional Assistance and Documents. I will assist Company in obtaining, maintaining and enforcing patents, copyrights, trade secrets, trademarks, service marks, trade names and other proprietary rights in connection with any Invention I have assigned to Company under Section l(b), and I further agree that my obligations under this Section l(c) shall continue beyond the termination of my employment with Company. Among other things, for the foregoing purposes I will (i) testify at the request of Company in any interference, litigation or other legal proceeding that may arise during or after my employment, and (ii) execute, verify, acknowledge and deliver any proper document and, if, because of my mental or physical incapacity or for any other reason whatsoever, Company is unable to obtain my signature to apply for or to pursue any application for any United States or foreign patent or copyright covering Inventions assigned to Company by me, I hereby irrevocably designate and appoint each of Company and its duly authorized officers and agents as my agent and attorney in fact to act for me and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of any United States or foreign patent or copyright thereon with the same legal force and effect as if executed by me. I shall be entitled to reimbursement of any out-of-pocket expenses incurred by me in rendering such assistance and, if I am required to render such assistance after the termination of my employment, Company shall pay me a reasonable rate of compensation for time spent by me in rendering such assistance to the extent permitted by law (provided, I understand that no compensation shall be paid for my time in connection with preparing for or rendering any testimony or statement under oath in any judicial proceeding, arbitration or similar proceeding).

d. Prior Contracts and Inventions; Rights of Third Parties. I represent to Company that, except as set forth on Exhibit B attached hereto, there are no other contracts to assign Inventions now in existence between me and any other person or entity (and if no Exhibit B is attached hereto or there is no such contract(s) described thereon, then it means that by signing this Agreement, I represent to Company that there is no such other contract(s)). In addition, I represent to Company that I have no other employments or undertaking which do or would restrict or impair my performance of this Agreement. I further represent to

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Company that Exhibit C attached hereto sets forth a brief description of all Inventions made or conceived by me prior to my employment with Company which I desire to be excluded from this Agreement (and if no Exhibit C is attached hereto or there is no such description set forth thereon, then it means that by signing this Agreement I represent to Company that there is no such Invention made or conceived by me prior to my employment with Company). In connection with my employment with Company, I promise not to use or disclose to Company any patent, copyright, confidential trade secret or other proprietary information of any previous employer or other person that I am not lawfully entitled so to use or disclose. If in the course of my employment with Company I incorporate into an Invention or any product process or service of Company any Invention made or conceived by me prior to my employment with Company, I hereby grant to Company a royalty-free, irrevocable, worldwide nonexclusive license to make, have made, use and sell that Invention without restriction as to the extent of my ownership or interest.

2. Confidential Information.

a. Company Confidential Information. I will not use or disclose, produce, publish, permit access to, or reveal Confidential Information, whether before, during or after the period of my employment with Company except to perform my duties as an employee of Company based on my reasonable judgment as an officer of Company, or in accordance with instruction or authorization of Company, without prior written consent of Company or pursuant to process or requirements of law after I have disclosed such process or requirements to Company so as to afford Company the opportunity to seek appropriate relief therefrom. “Confidential Information” means any Invention of any person in which Company has an interest and in addition means all information and material that is proprietary to Company, whether or not marked as “confidential” or “proprietary,” and which is disclosed to or obtained by me, which relates to Company’s past, present or future business activities. Confidential Information includes all information or materials prepared by or for Company and includes, without limitation, all of the following: designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how,” new product or new technology information, product copies, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, including trade names, trademarks, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets or nonpublic business information. Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Confidential Information by Company.

b. Third Party Information. I acknowledge that during my employment with Company I may have access to patent, copyright, confidential, trade secret or other proprietary information of third parties, some of which may be subject to restrictions on the use or disclosure thereof by Company. During the period of my employment and thereafter, I agree not to use or disclose, produce, publish, permit access to, or reveal any such information other than consistent with the restrictions and my duties as an employee of Company.

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3. Property of Company. All equipment and all tangible and intangible information relating to Company, its employees, its customers and its vendors and business furnished to, obtained by, or prepared by me or any other person during the course of or incident to employment by Company are and shall remain the sole property of Company (“Company Property”). For purposes of this Agreement, Company Property shall include, but not be limited to, computer equipment, books, manuals, records, reports, notes, correspondence, contracts, customer lists, business cards, advertising, sales, financial, personnel, operations, and manufacturing materials and information, data processing reports, computer programs, software, customer information and records, business records, price lists or information, and samples, and in each case shall include all copies thereof in any medium, including paper, electronic and magnetic media and all other forms of information storage. Upon termination of my employment with Company, I agree to return all tangible Company Property to Company promptly, but in no event later than two (2) business days following termination of employment.

4. No Solicitation of Company Employees. While employed by Company and for a period of one year after termination of my employment with Company, I agree not to induce or attempt to influence directly or indirectly any employee of Company to terminate employment with Company or to work for me or any other person or entity.

5. Covenant of Exclusivity and Not to Compete. During the period of my employment with Company, I will not engage in any other professional employment or consulting or directly or indirectly participate in or assist any business which is a current or potential supplier, customer or competitor of Company without prior written approval from Company’s Board of Directors.

6. Miscellaneous Provisions.

a. Successors and Assignees; Assignment. All representations, warranties, covenants and agreements of the parties shall bind their respective heirs, executors, personal representatives, successors and assignees (“transferees”) and shall inure to the benefit of their respective permitted transferees. Company shall have the right to assign any or all of its rights and to delegate any or all of its obligations hereunder. Employee shall not have the right to assign any rights or delegate any obligations hereunder without the prior written consent of Company or its transferee.

b. Number and Gender; Headings. Each number and gender shall be deemed to include each other number and gender as the context may require. The headings and captions contained in this Agreement shall not constitute a part thereof and shall not be used in its construction or interpretation.

c. Severability. If any provision of this Agreement is found by any court or arbitral tribunal of competent jurisdiction to be invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity shall remain in full force and effect.

d. Amendment and Modification. This Agreement may be amended or modified only by a writing executed by the President or Chief Executive Officer of Company and Employee.

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e. Government Law. The laws of California shall govern the construction, interpretation and performance of this Agreement and all transactions under it.

f. Remedies. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other action may be taken and remedies enforced against me.

g. Mediation and Arbitration. This Agreement is subject to the Mutual Agreement to Mediate and Arbitrate Claims attached to the Employment Agreement between me and Company, incorporated into this Agreement by this reference.

h. Attorneys’ Fees. Unless otherwise set forth in the Mutual Agreement to Mediate and Arbitrate Claims between Employee and Company, should either I or Company, or any heir, personal representative, successor or permitted assign of either party, resort to arbitration or legal proceedings to enforce this Agreement, the prevailing party (as defined in California statutory law) in such proceeding shall be awarded, in addition to such other relief as may be granted, reasonable attorneys’ fees and costs incurred in connection with such proceeding.

i. No Effect on Other Terms or Conditions of Employment. I acknowledge that this Agreement does not affect any term or condition of my employment except as expressly provided in this Agreement, and that this Agreement does not give rise to any right or entitlement on my part to employment or continued employment with Company. I further acknowledge that this Agreement does not affect in any way the right of Company to terminate my employment.

j. Legal Representation; Advice of Counsel. The law firm of Fisher Thurber LLP has prepared this Agreement on behalf of Company based on its instructions. Fisher Thurber LLP does not represent any other party to this Agreement. In executing this Agreement, I represent that I have neither requested nor been given legal advice or counsel by Fisher Thurber LLP or any of its attorneys. I am aware of my right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledge that Fisher Thurber LLP has recommended that I retain my own counsel for such purpose. I further acknowledge that I (i) have read and understand this Agreement and its exhibits; (ii) have had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) have relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

[Signatures on following page.]

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My signature below signifies that I have read, understand and agree to this Agreement.

/s/ Alvin McCurdy
Alvin McCurdy

ACCEPTED AND AGREED TO:

Natural Alternatives International, Inc., a Delaware corporation

By:	/s/ Randell Weaver
Randell Weaver, President

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EXHIBIT A

California Labor Code

§ 2870. Invention on Own Time-Exemption from Agreement.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information expect for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

§ 2871. Restrictions on Employer for Condition of Employment.

No employer shall require a provision made void or unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the period of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

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EXHIBIT B

Except as set forth below, Employee represents to Company that there are no other contracts to assign Inventions now in existence between Employee and any other person or entity (see Section l(d) of the Agreement):

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EXHIBIT C

Set forth below is a brief description of all Inventions made or conceived by Employee prior to Employee’s employment with Company, which Employee desires to be excluded from this Agreement (see Section l(d) of the Agreement):

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ATTACHMENT #3

FORM OF

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (“Agreement”) is entered into by and between Alvin McCurdy (“Former Employee”) and Natural Alternatives International, Inc., a Delaware corporation (“Company”).

RECITALS

A. Former Employee’s employment with Company terminated effective on _______________.

B. Former Employee and Company desire to settle and compromise any and all possible claims between them arising out of their relationship to date, including Former Employee’s employment with Company, and the termination of Former Employee’s employment with Company, and to provide for a general release of any and all claims relating to Former Employee’s employment and its termination.

NOW, THEREFORE, incorporating the above recitals, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Separation Payment by Company. In consideration of Former Employee’s promises and covenants contained in this Agreement, Company agrees to pay Former Employee the gross sum of _____________________ and __/100 dollars ($_______________), which amount represents a severance benefit in the amount of ______________________ and ______________________________________, less all applicable withholdings and deductions.

2. Release.

(a) Former Employee does hereby unconditionally, irrevocably and absolutely release and discharge Company, its directors, officers, employees, volunteers, agents, attorneys, stockholders, insurers, successors and/or assigns and any related, parent or subsidiary entity, from any and all losses, liabilities, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way in connection with any transaction, affairs or occurrences between them to date, including, but not limited to, Former Employee’s employment with Company and the termination of said employment. Former Employee agrees and understands that this Agreement applies, without limitation, to all wage claims, tort and/or contract claims, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Labor Code, any and all federal or state statutes or provisions governing discrimination in employment, and the California Business and Professions Code.

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(b) Former Employee irrevocably and absolutely agrees that Former Employee will not prosecute nor allow to be prosecuted on Former Employee’s behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being an intention of the parties that with the execution by Former Employee of this Agreement, Company, its officers, directors, employees, volunteers, agents, attorneys, stockholders, successors and/or assigns and all related, parent or subsidiary entities will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Former Employee related in any way to the matters discharged herein.

3. Confidentiality.

(a) Former Employee agrees that all matters relative to this Agreement shall remain confidential. Accordingly, Former Employee hereby agrees that Former Employee shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of Company, with the exception of Former Employee’s legal counsel, financial, tax and business advisors, and such other persons as may be reasonably necessary for the management of the Former Employee’s affairs, the terms, amounts and conditions of settlement and of this Agreement. Notwithstanding the above, Former Employee acknowledges that Company may be required to disclose certain terms, aspects or conditions of this Agreement and/or Former Employee’s termination of employment in Company’s public filings made with the United States Securities and Exchange Commission and Former Employee hereby expressly consents to any such required disclosures.

(b) Former Employee shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to these matters, or any aspect thereof, the reasons therefore and the terms or amounts of this Agreement.

4. Return of Documents and Equipment. Former Employee represents that Former Employee has returned to Company all Company Property (as such term is defined in that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not To Compete by and between Former Employee and Company). In the event Former Employee has not returned all Company Property, Former Employee agrees to reimburse Company for any reasonable expenses it incurs in an effort to have such property returned. These reasonable expenses include attorneys’ fees and costs.

5. Civil Code Section 1542 Waiver.

(a) Former Employee expressly accepts and assumes the risk that if facts with respect to matters covered by this Agreement are found hereafter to be other than or different from the facts now believed or assumed to be true, this Agreement shall nevertheless remain effective. It is understood and agreed that this Agreement shall constitute a general release and shall be effective as a full and final accord and satisfaction and as a bar to all actions, causes of action, costs, expenses, attorneys’ fees,

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damages, claims and liabilities whatsoever, whether or not now known, suspected, claimed or concealed pertaining to the released claims. Former Employee acknowledges that Former Employee is familiar with California Civil Code §1542, which provides and reads as follows:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(b) Former Employee expressly waives and relinquishes any and all rights or benefits which Former Employee may have under, or which may be conferred upon Former Employee by the provisions of California Civil Code §1542, as well as any other similar state or federal statute or common law principle, to the fullest extent that Former Employee may lawfully waive such rights or benefits pertaining to the released claims.

6. OWBPA Provisions. In the event Former Employee is forty (40) years old or older, in accordance with the Older Workers’ Benefit Protection Act of 1990, Former Employee is aware of and acknowledges the following: (i) Former Employee has the right to consult with an attorney before signing this Agreement and has done so to the extent desired; (ii) Former Employee has twenty-one (21) days to review and consider this Agreement, and Former Employee may use as much of this twenty-one (21) day period as Former Employee wishes before signing; (iii) for a period of seven (7) days following the execution of this Agreement, Former Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired; (iv) this Agreement shall become effective eight (8) days after it is signed by Former Employee and Company, and in the event the parties do not sign on the same date, this Agreement shall become effective eight (8) days after the date it is signed by Former Employee.

7. Entire Agreement. The parties declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the entire agreement between and among the parties with respect to the subject matter hereof, and that the terms of this Agreement are contractual and not a mere recital. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

8. Applicable Law. This Agreement is entered into in the State of California. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

9. Agreement as Defense. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

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10. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

11. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation.

12. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13. Representation of No Assignment. The parties represent and warrant that they have not heretofore assigned, transferred, subrogated or purported to assign, transfer or subrogate any claim released herein to any person or entity.

14. Cooperation. The parties hereto agree that, for their respective selves, heirs, executors and assigns, they will abide by this Agreement, the terms of which are meant to be contractual, and further agree that they will do such acts and prepare, execute and deliver such documents as may reasonably be required in order to carry out the objectives of this Agreement.

15. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to that certain Mutual Agreement to Mediate and Arbitrate Claims made and entered into effective as of March 29, 2004, by and between Company and Former Employee.

17. Legal Representation; Independent Counsel. The law firm of Fisher Thurber LLP has prepared this Agreement on behalf of Company based on its instructions. Fisher Thurber LLP does not represent any other party to this Agreement. In executing this Agreement, Former Employee represents that Former Employee has neither requested nor been given legal advice or counsel by Fisher Thurber LLP or any of its attorneys. Former Employee is aware of Former Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that Fisher Thurber LLP has recommended that Former Employee retain Former Employee’s own counsel for such purpose. Former Employee further acknowledges that Former Employee (i) has read and understands this Agreement; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

18. Further Acknowledgements. Each party represents and acknowledges that it is not being influenced by any statement made by or on behalf of the other party to this Agreement. Former Employee and Company have relied and are relying solely upon his, her or its own judgment, belief and knowledge of the nature, extent, effect and consequences relating to this Agreement and/or upon the advice of their own legal counsel concerning the consequences of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date(s) shown below.

FORMER EMPLOYEE

Alvin McCurdy

Dated:

Executed in : ___________________________, California

                                         (City)

COMPANY

Natural Alternatives International, Inc., a Delaware corporation

By:
(Signature)

Printed Name:

Title:

Dated:

Executed in : ___________________________, California

                                         (City)

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